                                                                 EXHIBIT (a)(vi)

Test Only

Name:
Date:


You have successfully submitted your stock option exchange election. Your verified election is as follows:


                          Original Grant Detail                                    Stock Option Exchange
                                                                                         Detail

Grant            Grant    Grant                   Grant        Outstanding         Exchange    Replacement
Date             Type     Number                  Price             Shares            Ratio          Grant       Accept



You may change or revoke your election at any time prior to the 5PM PDT deadline on September 11, 2001.

You have voluntarily accepted the stock option exchange for the above checked stock option grants. The stock options you elected to exchange will be cancelled on September 11, 2001.

Please retain this e-mail confirmation for your record.

If you are an employee based in one of the countries listed below, you need to submit your signed election form to your HR Manager by 5:00 PM PDT, September 11, 2001.

Countries in which employees are required to submit a signed Election Acceptance
--------------------------------------------------------------------------------
Form
----
Brazil, France, Netherlands, Italy, Germany, Denmark, Republic of Ireland, Canada, Japan, and Argentina